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                                                                     Exhibit 1.1

                      STANDARD DISTRIBUTION AGREEMENT TERMS


                                 WITH RESPECT TO


                          HARTFORD LIFE GLOBAL FUNDING


                   SECURED MEDIUM-TERM NOTES AND INCOME NOTES

                               DATED AS OF JULY 23, 2004

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                      STANDARD DISTRIBUTION AGREEMENT TERMS

     This document constitutes Standard Distribution Agreement Terms which are incorporated by reference in the Distribution Agreement (included in the omnibus instrument through which certain of the documents related to the issuance of the Notes are executed (the "OMNIBUS INSTRUMENT"), dated as of the date set forth therein (the "DISTRIBUTION AGREEMENT"), by and among the Trust, Hartford Life Insurance Company (the "COMPANY"), and each Agent specified in the Distribution Agreement.

     These Standard Distribution Agreement Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, the Distribution Agreement.

     The following terms and provisions shall govern the terms of the distribution of the Notes issued by the Trust, subject to such other terms and provisions expressly adopted in the Distribution Agreement.

     Capitalized terms not otherwise defined in these Standard Distribution Agreement Terms shall have their respective meanings ascribed to them in the Distribution Agreement.

     In connection with the Hartford Life Global Funding Program (the "PROGRAM") arranged by Bear Stearns & Co. Inc., as arranger, the Company has authorized the issuance and sale of a funding agreement to the Trust in order to secure the Notes issued to the Agent(s) pursuant to the terms of this Distribution Agreement.

     The Notes are to be issued pursuant to the Indenture. The Trust shall issue only the Notes. The Trust will use the net proceeds from the sale of the Notes to purchase a funding agreement (the "FUNDING AGREEMENT") from the Company. The Notes will be secured by the Funding Agreement which will be assigned by the Trust to the Indenture Trustee on behalf of the holders of the Notes pursuant to the Indenture. In connection with the sale of the Notes, the Trust will prepare a Pricing Supplement (the "PRICING SUPPLEMENT") including or incorporating by reference a description of the terms of the Notes, the terms of the offering and a description of the Trust.

     Subject to the terms and conditions contained in this Distribution Agreement, the Company and the Trust hereby (1) appoint only Bear, Stearns & Co. Inc. as purchasing agent (the "PURCHASING AGENT"); and (2) appoint the Purchasing Agent and/or such other parties specified in the Pricing Supplement (the Purchasing Agent and each such party, an "AGENT") for the purpose of purchasing and selling the Notes. For purposes of this Distribution Agreement, all references to any Agent shall be deemed to include the Purchasing Agent.

     This Distribution Agreement specifies terms and conditions on which the Notes may be sold by the Trust to the Agent(s) as principal for resale to investors.

     The Company has made the requisite filings with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT") and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS"). The Company has filed with the Commission a registration statement on

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Form S-3 (File No. 333-112244) as amended by pre-effective amendment no. 1 filed with the Commission on March 16, 2004, pre-effective amendment no. 2 filed with the Commission on May 4, 2004 and pre-effective amendment no. 3 filed with the Commission on July 27, 2004, for the registration of funding agreements by the Company and notes under the Securities Act of 1933, as amended (the "1933 ACT"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT") and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS"), and the Company has filed such post-effective amendments thereto as may be required prior to the Trust's acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "REGISTRATION STATEMENT"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplements and Pricing Supplement relating to the offering of the Notes), in the form first furnished to the Agent(s) for use in confirming sales of the Notes, are collectively referred to herein as the "PROSPECTUS"; PROVIDED, HOWEVER, that all references to the "Registration Statement", and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to any acceptance by the Trust of an offer for the purchase of Notes; PROVIDED, FURTHER, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "RULE 462(b) REGISTRATION STATEMENT"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "PRELIMINARY PROSPECTUS" shall be deemed to refer to any prospectus and any prospectus supplement used before the Registration Statement became effective and any prospectus and any prospectus supplement furnished by the Company or the Trust after the Registration Statement became effective and before any acceptance by the Trust of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Distribution Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Distribution Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Distribution Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

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                                   SECTION 1.

           REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE COMPANY

          1.1 REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE COMPANY. Each of the Trust and the Company jointly and severally represent and warrant to each Agent as of the date hereof, as of the date of each acceptance by the Trust of an offer for the purchase of Notes, as of the date the Notes are delivered in exchange for payment (the "SETTLEMENT DATE") and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the notes offered pursuant to the Registration Statement, including the establishment of or a change in the interest rates, maturity or price of notes offered pursuant to the Registration Statement or similar changes) (each of the times referenced above being referred to herein as a "REPRESENTATION DATE") as follows:

                 1.1.1 NO FILINGS OR REGULATORY APPROVALS. Other than as set forth or contemplated in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, is necessary or required for the issuance and sale of the Notes by the Trust, except such as have been previously made, obtained or rendered, as applicable, and except such consents, approvals, authorizations, registrations, qualifications, orders or decrees as may be required under the 1933 Act or the 1939 Act or under state or foreign securities or blue sky laws or any rules or regulations of any securities exchange.

                 1.1.2 INVESTMENT COMPANY ACT. The Trust is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").

                 1.1.3 RATINGS. The Program under which the Notes are issued, as well as the Notes, as applicable, are rated [Aa3] by Moody's Investors Service, Inc. or its successor ("MOODY'S") and [AA-] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor ("S&P") (Moody's and S&P are referred to herein as the "RATINGS AGENCIES" and each a "RATINGS AGENCY"), or such other rating as to which the Company or the Trust shall have most recently notified the Agent(s) pursuant to SECTION 2.3.5 hereof and set forth in the Omnibus Instrument. Except as otherwise disclosed to the Agent(s) no public announcement has been made by a Ratings Agency that it has under surveillance or review, with possible negative implications, its rating of the Program, the Notes or any notes issued pursuant to the Registration Statement, as applicable, or has withdrawn its rating of the Program, the Notes or any notes issued pursuant to the Registration Statement, as applicable.

                 1.1.4 LISTING. If specified in the Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

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          1.2    REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust
represents and warrants to each Agent as of each Representation Date as follows:

                 1.2.1 DUE FORMATION AND GOOD STANDING OF THE TRUST. The Trust is a statutory trust, duly formed under Delaware law pursuant to the Trust Agreement (the "TRUST AGREEMENT") between Wilmington Trust Company, as Trustee (the "DELAWARE TRUSTEE") and AMACAR Pacific Corporation, as administrator and trust beneficial holder and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

                 1.2.2 NO MATERIAL CHANGES. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Trust or on the power or ability of the Trust to perform its obligations under this Distribution Agreement, the Indenture, the Notes, the Trust Agreement, the Funding Agreement, the Administrative Services Agreement (the "ADMINISTRATION AGREEMENT"), between the Delaware Trustee, on behalf of the Trust, and AMACAR Pacific Corporation, as administrator (the "ADMINISTRATOR") or the License Agreement (the "LICENSE AGREEMENT") between the Trust and Hartford Fire Insurance Company, or to consummate the transactions to be performed by it as contemplated in the Prospectus (a "TRUST MATERIAL ADVERSE EFFECT") and (B) there have been no transactions entered into by the Trust, other than those related to the Program or in the ordinary course of business, which are material with respect to the Trust.

                 1.2.3 AUTHORIZATION OF AGREEMENTS. This Distribution Agreement, the Indenture, the Notes the Administration Agreement and the License Agreement have been or will be duly authorized, executed and delivered by the Trust. Assuming that each party to this Distribution Agreement, the Indenture, the Administration Agreement, the License Agreement and the Trust Agreement, other than the Trust, has duly authorized, executed and delivered each such agreement, then this Distribution Agreement, the Indenture, the Administration Agreement, the License Agreement and the Trust Agreement will each be a valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) except as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Notes have been duly authorized by the Trust for offer, sale, issuance and delivery pursuant to this Distribution Agreement and when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally

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     binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (1) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) except as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Subject to the exceptions set forth in the preceding sentence, the Notes when executed by the Trust and issued authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will be entitled to the benefits of the Indenture.

                 1.2.4 ABSENCE OF DEFAULTS AND CONFLICTS. (A) The execution, delivery and performance of this Distribution Agreement, the Indenture, the Notes, the Funding Agreement, the Administration Agreement, the License Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust in connection with the issuance of the Notes and the transactions contemplated thereby, (B) the performance of the Trust Agreement (all agreements and instruments referenced in clauses (A) and (B) above are referred to herein as the "ISSUANCE DOCUMENTS"), (C) the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and (D) the compliance by the Trust with its obligations under the Issuance Documents, do not and will not constitute a breach, violation or default which (1) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, or (2) results in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Trust pursuant to, any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the Trust's Certificate of Trust or the Trust Agreement and the Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations; PROVIDED, that no representation or warranty is made with respect to compliance with law of the Funding Agreement to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act of 2001, as amended (the "USA PATRIOT ACT"); PROVIDED, FURTHEr that in the case of clause (1) of this SECTION 1.2.4, this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Trust Material Adverse Effect and in the case of clause (2) of this SECTION 1.2.4, this representation and warranty

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     shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Trust Material Adverse Effect.

                 1.2.5 BENEFICIAL INTEREST. The beneficial interest of the Trust when issued will be duly authorized and, when registered in the Securities Register (as defined in the Trust Agreement) in accordance with the provisions of the Trust Agreement, will be a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership or similar laws affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 1.2.6 NO PROCEEDINGS. There is no action, suit, proceeding or investigation pending of which the Trust has received notice or service of process, or before or brought by any court or governmental agency or body, or to the knowledge of the Trust threatened, against the Trust or its assets which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein).

          1.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Agent as of each Representation Date as follows:

                 1.3.1 DUE INCORPORATION, GOOD STANDING AND DUE QUALIFICATION OF THE COMPANY AND SIGNIFICANT SUBSIDIARIES. The Company, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) that is an operating company, if any (each, a "SIGNIFICANT SUBSIDIARY"), is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and to conduct its business as described in the Prospectus; each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would result in a Company Material Adverse Effect (defined below). Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under any of the Issuance Documents or to consummate the transactions to be performed by it as contemplated in the Prospectus (a "COMPANY MATERIAL ADVERSE EFFECT").

                 1.3.2 REGISTRATION STATEMENT AND PROSPECTUS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, filed with the Commission pursuant to the 1933 Act, as of its effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, if any, filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

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     The Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Regulations. The Registration Statement and each Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Trust and Company make no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Indenture Trustee or
     (B) any statements in or omissions from the Registration Statement or any Prospectus made in reliance on and in conformity with written information provided by the Agent(s) to the Trust or to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

                 1.3.3 COMPANY FINANCIAL STATEMENTS. The consolidated financial statements (including the related notes but excluding the supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the 1933 Act, except as otherwise noted therein; and the supporting schedules, selected financial data and the summary financial data included or incorporated by reference in the Registration Statement when considered in relation to such financial statements taken as a whole, present fairly in all material respects the information required to be stated therein.

                 1.3.4 AUTHORIZATION OF THIS DISTRIBUTION AGREEMENT AND THE FUNDING AGREEMENT. This Distribution Agreement has been, and the Funding Agreement when issued will be, duly authorized, executed and delivered by the Company and, assuming that each party to this Distribution Agreement and the Funding Agreement, other than the Company, has duly authorized executed and delivered such agreement, then this Distribution Agreement and the Funding Agreement will each be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (B) that no representation or warranty is made with respect to the enforceability of the indemnification provided for in SECTION 6 hereof and (C) that no representation or warranty is made with respect to the enforceability of the Funding Agreement to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act.

                 1.3.5 NO PROCEEDINGS. There is no action, suit, proceeding or investigation pending of which the Company has received notice or service of process, or

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     before or brought by any court or governmental agency or body, or to the knowledge of the Company threatened, against the Company which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein).

                 1.3.6 ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Significant Subsidiaries is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, "COMPANY AGREEMENTS AND INSTRUMENTS"), except for such defaults that would not result in a Company Material Adverse Effect; the execution, delivery and performance of this Distribution Agreement, the Funding Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not constitute a breach, violation or default (A) which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries, or (B) of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations or defaults under subsections (A) or (B) immediately above that would not result in a Company Material Adverse Effect; PROVIDED, that no representation or warranty is made with respect to compliance with law of the Funding Agreement to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act.

                 1.3.7 LICENSES AND PERMITS. Each of the Company and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "COMPANY GOVERNMENTAL LICENSES") of and from, and has made all filings and declarations (collectively, the "COMPANY GOVERNMENTAL FILINGS") with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Company Governmental Licenses or to make such Company Governmental Filings would not, individually or in the aggregate, result in a Company Material Adverse Effect. All such Company Governmental Licenses and Company Governmental Filings are in full force and effect, except to the extent that any such failure to be in full force and effect would not result, singly or in the aggregate, in a Company Material Adverse Effect. The Company and the Significant Subsidiaries are in compliance with such Company Governmental Licenses and neither the Company nor any of the Significant Subsidiaries

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     has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Company Governmental Licenses or otherwise impose any limitation on the conduct of the business of the Company or any of the Significant Subsidiaries, except as set forth in the Prospectus or to the extent that any such failure to be in compliance, suspension, revocation or limitation would not, singly or in the aggregate, result in a Company Material Adverse Effect.

                 1.3.8 FILINGS AND REGULATORY APPROVALS. Other than as set forth or contemplated in the Prospectus, no filing with or approval, authorization, consent, license, registration, qualification, order or decree of any governmental authority or agency, is necessary or required for the issuance and sale of the Funding Agreement by the Company, except such as have been previously made, obtained or rendered, as applicable, and except such consents, approvals, authorizations, registrations, qualifications, orders or decrees as may be required under the 1933 Act or the 1939 Act or under state or foreign securities or blue sky laws or any rules or regulations of any securities exchange.

                 1.3.9 INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an "investment company" within the meaning of the 1940 Act.

                 1.3.10 RATINGS. The Company's financial strength rating is [Aa3] by Moody's and [AA-] by S&P, or such other rating as to which the Company shall have most recently notified the Agent(s) pursuant to SECTION
     2.3.5 hereof and set forth in the Omnibus Instrument. Except as otherwise disclosed to the Agent(s) no public announcement has been made by a Ratings Agency that it has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company or has withdrawn its rating of the financial strength of the Company.

                 1.3.11 ABSENCE OF DEFAULT UNDER THE FUNDING AGREEMENT. To the Company's knowledge there exists no event or circumstance which does or may (with the passing of time, the giving of notice, the making of any determination or any combination thereof) be reasonably expected to constitute an event of default under any outstanding funding agreement issued in connection with the Registration Statement.

                 1.3.12 INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                 1.3.13 INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

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                 1.3.14  CONFORMITY OF ISSUANCE DOCUMENTS. The statements
     relating to the Issuance Documents contained in the Prospectus conform and will conform in all material respects to the Issuance Documents and the Issuance Documents are substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          1.3 Any certificate signed by the Administrator or any authorized officer of the Delaware Trustee and delivered to the Agent(s) or Sidley Austin Brown & Wood LLP, as legal counsel to the Agent(s), or any other legal counsel selected by the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to replace such previous legal counsel (the "AGENT APPROVED COUNSEL") in connection with the sale of Notes to the Agent(s) shall be deemed a representation and warranty by the Trust to such Agent(s) as to the matters covered thereby on the date of such certificate. Any certificate signed by any authorized officer of the Company and delivered to the Agent(s) or the Agent Approved Counsel in connection with the sale of Notes to the Agent(s) shall be deemed a representation and warranty by the Company to such Agent(s) as to the matters covered thereby on the date of such certificate.

                                   SECTION 2.

                     COVENANTS OF THE TRUST AND THE COMPANY

          2.1 COVENANTS OF THE TRUST AND THE COMPANY. In further consideration of the Agent's agreements herein contained, the Trust and the Company jointly and severally covenant and agree with each Agent as follows:

                 2.1.1 PREPARATION OF PRICING SUPPLEMENTS. The Trust and the Company will prepare a Pricing Supplement with respect to the Notes sold to the Agent(s) in a form previously agreed to by the Agent(s). The Trust and the Company will use their reasonable best efforts to deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Trust's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to the applicable subparagraph of Rule 424(b) of the 1933 Act Regulations.

                 2.1.2 BLUE SKY QUALIFICATIONS. Subject to SECTION 3.9, below, the Trust and the Company shall take reasonable efforts to establish and maintain the qualification of the Notes for offer and sale under the securities blue sky laws of such jurisdictions as the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) shall reasonably request; PROVIDED, HOWEVER, that if either the Trust or the Company, in its reasonable judgment, determines that such qualification in a particular jurisdiction would cause an undue burden, its sole obligation is to so advise the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue); and PROVIDED FURTHER, HOWEVER, that the Trust and the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

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

                 2.1.3 LISTING. The Trust and the Company, with the assistance of the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), shall use reasonable efforts to obtain and maintain approval for the listing of at least the notes of one trust issued pursuant to the Registration Statement on a national securities exchange as defined in Section 18(a)(3)(B) of the 1933 Act until such time as none of the notes issued pursuant to the Registration Statement are outstanding.

                 2.1.4 DEPOSITORY TRUST COMPANY. The Trust and the Company shall assist the Agent(s) in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

                 2.1.5 SECURITY INTEREST. As required by the Indenture, the Trust pursuant to the Indenture, will create, in favor of the Indenture Trustee, for the benefit of the holders of Notes, a first priority perfected security interest in the Collateral (as defined in the Indenture), under New York law or the law of such other applicable jurisdiction whose law governs such perfection, non-perfection or priority.

          2.2 COVENANTS OF THE TRUST. In further consideration of the Agent's agreements herein contained, the Trust covenants and agrees with each Agent as follows:

                 2.2.1 NOTICE OF AMENDMENT TO THE INDENTURE OR THE TRUST AGREEMENT. The Trust will give the Agent(s) at least seven (7) days' prior notice in writing of any proposed amendment to the Indenture or the Trust Agreement and, except in accordance with the applicable provisions of the Indenture or the Trust Agreement, not make or permit to become effective any amendment to the Indenture or the Trust Agreement which may adversely affect the interests of the Agent(s) or any holder of any outstanding Notes (as determined by the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue)) without the consent of the affected party.

                 2.2.2 AUTHORIZATION TO ACT ON BEHALF OF THE TRUST. The Trust will, from time to time, after receiving a written request from an Agent, deliver to the Agent(s) a certificate as to the names and signatures of those persons authorized to act on behalf of the Trust in relation to the Program if such information has changed.

                 2.2.3 USE OF PROCEEDS. The Trust will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

                 2.2.4 NOTICE OF MEETINGS. The Trust will furnish to the Agent(s), at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of the Trust.

          2.3 COVENANTS OF THE COMPANY. In further consideration of the Agent's agreements herein contained, the Company covenants and agrees with each Agent as follows:

                 2.3.1 FILING OR USE OF AMENDMENTS. The Company will give the Agent(s) advance notice of their intention to file or prepare any additional registration statement with respect to the registration of additional notes to be issued pursuant to the Registration Statement, any amendment or supplement to the Registration Statement or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the notes to be issued pursuant to the Registration Statement), whether pursuant to the 1933 Act the 1934 Act, or otherwise, will furnish to the Agent(s) copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will afford the Agent Approved Counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing.

                 2.3.2 DELIVERY OF THE REGISTRATION STATEMENT. The Company will furnish to the Agent(s) and Agent Approved Counsel, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 2.3.3 DELIVERY OF THE PROSPECTUS. The Company will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 2.3.4 REVISIONS OF PROSPECTUS; MATERIAL CHANGES. If at any time when the delivery of the Prospectus shall be required by law in connection with the sale of the Notes, in the opinion of Agent Approved Counsel, counsel for the Company or counsel for the Trust, either (A) any event shall have occurred as a result of which the Registration Statement or Prospectus, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) for any other reason it shall be necessary to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, in order to comply with the 1933 Act or the 1933 Act Regulations, as applicable, the Company will (1) notify the Agent(s) to suspend the solicitation of offers to purchase Notes and if notified by the Company, the Agent(s) shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (2) promptly prepare and file with the Commission such amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to the Agent(s) without charge a reasonable number of copies thereof, which the Agent(s) shall use thereafter.

                 2.3.5 NOTICE OF CERTAIN EVENTS. The Company will notify the Agent(s) promptly (but in no event later than one business day), and confirm such notice in writing, as applicable, of (A) with respect to its filings with the Commission under the 1934 Act, (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of notes offered pursuant to the Registration Statement), (ii) the receipt of any comments from the Commission during the period commencing on and including the date of the agreement of the Agent(s) to purchase Notes as principal and continuing to and including the Settlement Date, with respect to the Registration Statement and the Prospectus, (iii) any request by the Commission for any amendments to such filings or for additional information or (iv) the issuance by the Commission or any state of any stop order or trading suspension which suspends the effectiveness of such filings, or of the initiation of any proceedings for that purpose or (B) any change in the rating assigned by any Ratings Agency to any debt securities or financial strength of the Company, the Program, the Notes or any notes offered pursuant to the Registration Statement or the withdrawal by any Ratings Agency of its rating of any debt securities or the financial strength of the Company, the Program, the Notes or any notes offered pursuant to the Registration Statement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof unless, in the reasonable judgment of the Company, such effort is not warranted.

                 2.3.6 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF NOTES. The Company will promptly (but in no event later than one business day), upon request by an Agent, notify such Agent of the aggregate principal amount of notes issued pursuant to the Registration Statement from time to time outstanding under the Program in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of such notes outstanding (A) the principal amount of notes issued pursuant to the Registration Statement, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent (as defined in the Indenture) on the date on which the relevant notes issued pursuant to the Registration Statement were initially offered, (B) any notes issued pursuant to the Registration Statement which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default as defined in the Indenture in respect of such notes, shall have a principal amount equal to their redemption amount, (C) any zero coupon (and any other notes issued pursuant to the Registration Statement issued at a discount or premium) shall have a principal amount equal to their price to the public and (D) the currency in which any notes issued pursuant to the Registration Statement are payable, if different from the currency of their denomination, shall be disregarded.

                 2.3.7 EARNINGS STATEMENT. The Company will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its security holders as soon as practicable earning statements for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the 1933 Act.

                 2.3.8 REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

                 2.3.9 AUTHORIZATION TO ACT ON BEHALF OF THE COMPANY. The Company will, from time to time, after receiving a written request from an Agent, deliver to the Agent(s) a certificate as to the names and signatures of those persons authorized to act on behalf of the Company in relation to the Program if such information has changed.

                 2.3.10 USE OF PROCEEDS. The Company will use the net proceeds received by it from the issuance and sale of the Funding Agreement in the manner specified in the Prospectus.

                 2.3.11 RESTRICTIONS ON ISSUANCE OF FUNDING AGREEMENTS. The Company shall not issue or agree to issue, during the period commencing on the date of this Distribution Agreement and continuing to and including the Settlement Date with respect to the Notes, any funding agreement or similar agreement for the purpose of supporting the issuance by a special purpose entity of securities denominated in the same currency or substantially similar to the Notes, in each case, without the prior written consent of the Agent(s).

          2.4 SUSPENSION OF CERTAIN OBLIGATIONS. After the completion of the distribution of Notes by the Agent(s), the Company and the Trust, as applicable, shall not be required to comply with the provisions of SECTION 2.3.3, SECTION
2.3.4 or SECTION 2.3.5.

                                   SECTION 3.

                    APPOINTMENT OF AGENTS; PURCHASES OF NOTES

          3.1 APPOINTMENT. Subject to the terms and conditions stated herein, the Trust and Company hereby agree that the Notes will be sold to the Agent(s) as principal pursuant to the terms of this Distribution Agreement. The Trust and the Company agree that, other than the Purchasing Agent pursuant to SECTION 3.4 hereof, each will not appoint any other agents, dealers or underwriters in connection with the placement of the Notes.

          3.2 RETAIL NOTES. In connection with the issuance of notes described in the prospectus supplement for the Hartford Life Global Funding Income Notes program (the "RETAIL NOTES") as amended and supplemented and included in the Registration Statement, such Retail Notes shall be issued and sold only to the Purchasing Agent, as principal. All issuances and sales of Retail Notes to the Purchasing Agent shall be subject to the terms of this Distribution Agreement, unless the Trust, the Company and the Purchasing Agent otherwise agree in writing.

          3.3 INSTITUTIONAL NOTES. In connection with the issuance of notes described in the prospectus supplement for the Hartford Life Global Funding Secured Medium-Term Note program (the "INSTITUTIONAL NOTES"), as amended and supplemented and included in the Registration Statement, nothing in this Distribution Agreement shall be construed to limit or restrict the ability of the Trust to issue and sell Institutional Notes directly to any Agent or to any other underwriter pursuant to a distribution agreement other than this Distribution Agreement; PROVIDED, that the terms of such other distribution agreement shall be no more favorable to such underwriter than this Distribution Agreement.

          3.4 PURCHASES AS PRINCIPAL. The sale of the Notes to an Agent shall be made in accordance with the terms of this Distribution Agreement. The agreement of the Agent(s) to purchase Notes shall be deemed to have been made on the basis of the representations, warranties, covenants and agreements of the Trust and the Company herein contained and shall be subject to the terms and conditions herein set forth. In connection with the resale of the Notes purchased, without the consent of the Trust and Company, Agents are not authorized to appoint sub-agents or to engage the service of any other broker or dealer; PROVIDED, HOWEVER, that in connection with the resale of the Retail Notes, the Purchasing Agent may appoint any sub-agent or engage the service of any other broker or dealer without the consent of the Trust or the Company, so long as any such broker or dealer engaged has entered into a Master Selected Dealer Agreement substantially in the form attached hereto as EXHIBIT A.

          3.5 PURCHASES AT DISCOUNT. Unless otherwise specified in the Distribution Agreement, each purchase of Retail Notes by the Purchasing Agent shall be at a discount from the principal amount of each such Retail Note equivalent to the applicable percentage set forth in SCHEDULE 1 hereto. Unless otherwise specified in the Distribution Agreement, each purchase of Institutional Notes by any Agent shall be at a discount from the principal amount of each such Institutional Note equivalent to the applicable percentage set forth in SCHEDULE 2 hereto.

          3.6 PROSPECTUS DELIVERY; MARKETING MATERIALS. Each Agent shall, as required by applicable law, furnish to each person to whom such Agent sells Notes a copy of the Prospectus (as then amended or supplemented) or, if delivery of the Prospectus is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. No Agent is authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes. Agents will not use any marketing materials, other than the Prospectus, in connection with any offer or sale of the Notes except for marketing materials prepared by the Agent(s) or the Company, if any, for which prior written authorization has been given by the Company to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to use the same hereunder.

          3.7 ACTION BY TRUST OR COMPANY. The Agent(s) are aware that other than registering the Notes under the 1933 Act, the filing of required reports under the 1934 Act and the actions required pursuant to SECTION 2.1.3, no action has been or will be taken by the Trust or the Company that would permit the offer or sale of the Notes or the possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required.

          3.8 AGGREGATE OFFERING LIMITATION. The Company shall not issue funding agreements to trusts organized under the Program to support the issuance of notes with an aggregate initial offering price in excess of the aggregate initial offering price of notes registered pursuant to the Registration Statement. The Agent(s) shall have no responsibility for maintaining records with respect to the aggregate initial offering price of notes sold, and of otherwise monitoring the availability of notes for sale, under the Registration Statement.

          3.9 ACKNOWLEDGEMENT. The Company, the Trust and each Agent acknowledge that they understand that (A) the form of the Funding Agreement has only been filed and approved by the Insurance Departments in the State of Connecticut and the State of Delaware, (B) the Notes have not been registered as securities under any state's securities laws, in reliance on the exemption set forth in Section 18 of the 1933 Act, and if the Trust, the Company or any Agent learns of any action by any state's insurance or securities regulatory body (or of any change in state insurance laws or regulations) which creates a material risk that the sale of Notes in such state may violate the insurance or securities laws of such state, the Trust or the Company shall advise Agents of such risks and may direct the Agent(s) to cease all sales of Notes in the affected states and, absent such direction, any Agent may elect to cease sales of Notes in any or all affected states, PROVIDED, that such Agent shall notify the Company and the Trust of such election, and (C) the Company and the Trust instruct the Agent(s) to solicit offers to purchase Notes only as permitted or contemplated in the Prospectus or in this Distribution Agreement and as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction.

          3.10 ADMINISTRATIVE PROCEDURES. Administrative procedural details relating to the issuance and delivery of the Notes, and related matters, may be set forth in written administrative procedures (the "ADMINISTRATIVE PROCEDURES") agreed to and accepted by the parties to the Issuance Documents. If previously so agreed to and accepted, such Administrative Procedures shall apply to the transactions contemplated hereunder and shall serve to define the administrative agreements of the parties. Notwithstanding the foregoing, if the terms of the Administrative Procedures conflict in any manner with the terms of any Issuance Document, as to such conflicting term, the relevant Issuance Document shall govern.

          3.11 MISCELLANEOUS. For purposes of this Distribution Agreement (other than SECTION 3.2 and SECTION 3.3), all references to Notes shall be deemed to include the Retail Notes and the Institutional Notes.

                                   SECTION 4.

                        CONDITIONS OF AGENT'S OBLIGATIONS

          Each Agent's obligations hereunder are subject to the following conditions:

          4.1 OPINIONS. On the Settlement Date for the first notes issued under the Program (the "INITIAL SETTLEMENT DATE") and, if applicable, on the first Settlement Date following each anniversary of the Initial Settlement Date, except as otherwise indicated in this Distribution Agreement or otherwise agreed among the Company, the Trust and the Agent(s), the Company and the Trust shall have made available to the Agent(s) or the Agent(s) shall have received the following legal opinions, dated as of such Settlement Date and in form and substance satisfactory to the Agent(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue):

                 4.1.1 OPINION OF INTERNAL COUNSEL FOR THE COMPANY. The opinion of Internal Counsel for the Company to the effect set forth in EXHIBIT B hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.2 OPINION OF COUNSEL FOR THE COMPANY CONCERNING CERTAIN CONNECTICUT INSOLVENCY MATTERS. The opinion of Robinson & Cole LLP, Connecticut counsel for the Company or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to the effect set forth in EXHIBIT C hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.3 OPINION OF AGENT APPROVED COUNSEL CONCERNING CERTAIN FEDERAL SECURITIES MATTERS. The opinion of Agent Approved Counsel to the effect set forth in EXHIBIT D hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.4 OPINION OF AGENT APPROVED COUNSEL CONCERNING CERTAIN NEW YORK LAW MATTERS. The opinion of Agent Approved Counsel to the effect set forth in EXHIBIT E hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.5 OPINION OF AGENT APPROVED COUNSEL CONCERNING CERTAIN NEW YORK SECURITY INTEREST MATTERS. The opinion of Agent Approved Counsel to the effect set forth in EXHIBIT F hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.6 OPINION OF AGENT APPROVED COUNSEL CONCERNING CERTAIN TAX MATTERS. The opinion of Agent Approved Counsel to the effect set forth in EXHIBIT G hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.7 MEMORANDUM OF AGENT APPROVED COUNSEL CONCERNING CERTAIN INSURANCE MATTERS. The memorandum of Agent Approved Counsel to the effect set forth in EXHIBIT H hereto and to such further effect as the Agent(s) may reasonably request; PROVIDED, that this memorandum shall only be issued upon the Initial Settlement Date;

                 4.1.8 OPINION OF AGENT APPROVED COUNSEL CONCERNING CERTAIN INSURANCE MATTERS. The opinion of Agent Approved Counsel to the effect set forth in EXHIBIT I hereto and to such further effect as the Agent(s) may reasonably request; PROVIDED, that this opinion shall only be issued upon the Initial Settlement Date;

                 4.1.9 OPINION OF COUNSEL FOR THE TRUST. The opinion of Richards, Layton & Finger P.A. or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Trust, to the effect set forth in EXHIBIT J hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.10 OPINION OF COUNSEL FOR THE DELAWARE TRUSTEE. The opinion of Richards, Layton & Finger P.A. or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Delaware Trustee, to the effect set forth in EXHIBIT K hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.11 OPINION OF COUNSEL FOR THE TRUST CONCERNING DELAWARE SECURITY INTEREST MATTERS. The opinion of Richards, Layton & Finger P.A. or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Delaware Trustee, to the effect set forth in EXHIBIT L hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.12 OPINION OF COUNSEL FOR THE ADMINISTRATOR. The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Administrator, to the effect set forth in EXHIBIT M hereto and to such further effect as the Agent(s) may reasonably request;

                 4.1.13 OPINION OF COUNSEL FOR THE INDENTURE TRUSTEE. The opinion of Cravath Swaine & Moore LLP or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Indenture Trustee, to the effect set forth in EXHIBIT N hereto and to such further effect as the Agent(s) may reasonably request.

          4.2 NEGATIVE ASSURANCES. On the Initial Settlement Date, on each date preceding the Settlement Date specified in SECTION 5.3 hereof, if applicable, or, in the case of an issuance of Institutional Notes, upon the request of the Agent(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) on the Settlement Date, unless otherwise agreed, the Agent(s) shall have received the following negative assurances, dated as of the date thereof and in form and substance satisfactory to the Agent(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue and the Purchasing Agent in the case of an issue of Retail Notes):

                 4.2.1 NEGATIVE ASSURANCE OF COMPANY APPROVED COUNSEL. The negative assurance letter of Company Approved Counsel (as defined below) to the effect set forth in EXHIBIT O hereto; and

                 4.2.2 NEGATIVE ASSURANCE OF AGENT APPROVED COUNSEL. The negative assurance letter of Agent Approved Counsel to the effect set forth in EXHIBIT P hereto.

          4.3 COMPANY CERTIFICATE. Unless otherwise agreed, on the Settlement Date the Agent(s) shall have received a certificate of a vice president of the Company with responsibility for the funding agreement business dated as of the date thereof to the effect that (A) to the best of such vice president's knowledge, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate (except to the extent that such non-compliance has no material effect on the Company's ability to perform the transactions contemplated by the Distribution Agreement and the Prospectus) and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person's knowledge, are threatened by the Commission.

          4.4 TRUST CERTIFICATE. Unless otherwise agreed, on the Settlement Date the Agent(s) shall have received a certificate of an officer of the Administrator dated as of the date thereof to the effect that (A) to the best of such officer's knowledge, there has been no material adverse change in the condition, financial or otherwise, of the Trust, whether or not arising in the ordinary course of business, (B) the representations and warranties of the Trust herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (C) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate (except to the extent that such non-compliance has no material effect on the Trust's ability to perform the transactions contemplated by the Distribution Agreement and the Prospectus) and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person's knowledge, are threatened by the Commission.

          4.5 COMFORT LETTER. On the Initial Settlement Date, on each date preceding the Settlement Date specified in SECTION 5.4 hereof, if applicable, or, in the case of an issuance of Institutional Notes, upon the request of the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) on the Settlement Date, unless otherwise agreed, the Agent(s) shall have received a letter from Deloitte & Touche or its successor, as accountants to the Company (the "ACCOUNTANTS"), dated as of the date thereof and in form and substance satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to the effect set forth in EXHIBIT Q hereto.

          4.6 CONDITIONS TO PURCHASE. The obligations of the Agent(s) to purchase Notes as principal under this Distribution Agreement are further subject to the conditions (A) of the accuracy of the representations and warranties, as of the date on which such representations and warranties were made or deemed to be made pursuant to SECTION 1 on the part of the Company and Trust, herein contained or contained in any certificate of an officer or trustee of the Company or Trust, respectively, delivered pursuant to the provisions hereof and the performance and observance by each of the Trust and the Company of its covenants and other obligations hereunder and (B) that the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or by any state, and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Trust, threatened by the Commission or any state and any request on the part of the Commission or any state for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent(s).

          4.7 NECESSARY DOCUMENTS. Each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement) by the filing of a post-effective amendment with the Commission, including the filing by the Company of a Form 10-K or Form 10-Q under the Exchange Act, or, if so agreed in this Distribution

Agreement, the Company shall furnish Agent Approved Counsel with such documents and opinions as may reasonably be required for the purpose of enabling such Agent Approved Counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Trust in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agent(s) and Agent Approved Counsel.

          4.8 FAILURE TO SATISFY CONDITIONS. If any condition specified in this SECTION 4 shall not have been fulfilled when and as required to be fulfilled, this Distribution Agreement may be terminated by any Agent (as to itself only) by notice to the Company and the Trust at any time and any such termination shall be without liability of any party to any other party except as provided in SECTION 11 hereof and except that SECTION 6, SECTION 7.2, SECTION 9 and SECTION 10 hereof shall survive any such termination and remain in full force and effect.

                                   SECTION 5.

           REGISTRATION STATEMENT AMENDMENTS; COMPANY PERIODIC REPORTS

          5.1 AFFIRMATION OF REPRESENTATIONS AND WARRANTIES. The execution of this Distribution Agreement and the delivery of Notes to an Agent shall be deemed to be an affirmation that the representations and warranties of the Trust and the Company made to the Agent(s) and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent(s) of the Notes relating to such acceptance or sale as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          5.2 SUBSEQUENT DELIVERY OF COMPANY CERTIFICATE AND TRUST CERTIFICATE. In the event that:

                 5.2.1 the Registration Statement or Prospectus has been amended or supplemented (other than (a) by an amendment or supplement providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement or (b) in connection with the filing of any report under Section 13 or 15(d) of the 1934 Act) (each, a "REGISTRATION STATEMENT AMENDMENT"), or

                 5.2.2 the Company has filed, pursuant to the 1934 Act, its quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be (each, a "COMPANY PERIODIC REPORT"),

     then each of the Company and the Trust shall furnish or cause to be furnished to the Agent(s) promptly upon such Registration Statement Amendment or Company Periodic Report, as applicable, a certificate dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in a form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificates respectively referred to in SECTION 4.2 and SECTION 4.3 hereof which were last furnished to the Agent(s) are true and correct in all material respects at the date of filing or effectiveness of the Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, as though made at and as of such date or, in lieu of such certificate, a certificate of substantially the same tenor as the certificates referred to in SECTION 4.2 and SECTION 4.3 hereof, modified as necessary to relate to the Registration Statement Amendment or Company Periodic Report to the date of delivery of such certificate.

          5.3    SUBSEQUENT DELIVERY OF NEGATIVE ASSURANCES. In the event of:

                 5.3.1   a Registration Statement Amendment, or

                 5.3.2   a Company Periodic Report,

     then the Company and the Trust shall furnish or cause to be furnished to the Agent(s), promptly upon such Registration Statement Amendment or Company Periodic Report, as the case may be, the negative assurance of external counsel selected by the Company and reasonably satisfactory to the Agent(s) or internal legal counsel to the Company which shall be at least a Associate Counsel to the Company (in either case, the "COMPANY APPROVED COUNSEL") and the negative assurance of Agent Approved Counsel, each dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in form and substance satisfactory to the Agent(s), of substantially the same tenor as the negative assurances referred to in
     SECTION 4.2.1 and SECTION 4.2.2 hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such negative assurance or, in lieu of such negative assurance, counsel last furnishing such negative assurance to the Agent(s) shall furnish such Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last negative assurance to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          5.4    SUBSEQUENT DELIVERY OF COMFORT LETTER. In the event of:

                 5.4.1   a Registration Statement Amendment, or

                 5.4.2   a Company Periodic Report,

     then the Company shall cause the Accountants forthwith to furnish to the Agent(s), promptly upon such Registration Statement Amendment or Company Periodic Report, as the case may be, a letter, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in form reasonably satisfactory to the Agent(s), of substantially the same tenor as the letter referred to in SECTION 4.5 hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; PROVIDED HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented solely to include unaudited financial information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

                                   SECTION 6.

                        INDEMNIFICATION AND CONTRIBUTION.

          6.1 The Company agrees to indemnify and hold harmless each Agent, its officers and directors and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this indemnity does not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Trust by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any loss, liability, claim, damage or expense arising out of any statements in or omissions from that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Indenture Trustee or (iii) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established by the Company and the Trust that there was not sent or given, at or prior to the delivery of written confirmation of such sale, a copy of the Prospectus (as amended or supplemented) in any case where such delivery is required by the 1933 Act if the Company and the Trust have previously furnished copies thereof in sufficient quantities to such Agent and the loss, liability. claim, damage or expense of such Agent results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

          6.2 Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Company, the Trust and each of their respective directors, officers and trustees (if applicable) that signed the Registration Statement and each person, if any, who controls the Company or Trust within the meaning of
Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in SECTION 6.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          6.3 Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 6.1 hereof, counsel to the indemnified parties shall be selected by the Company and, in the case of parties indemnified pursuant to SECTION 6.2 hereof, counsel to the indemnified parties shall be selected by the Agent(s). Counsel to the indemnifying party may, with the consent of the indemnified party, which consent shall not be unreasonably withheld, also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 6 (whether or not the indemnified parties are actual or potential parties thereto); unless such settlement, compromise or consent (i) is for monetary damages only, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          6.4 If the indemnification provided for in SECTION 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided therein), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and the Agent(s), on the other hand, from the offering of the Notes (including the sale of the Funding Agreement, as the case may be, that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and Trust, on one hand, and the Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Trust, on the one hand, and the Agent(s), on the other hand, in connection with the offering of the Notes, as the case may be, that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discount received by the Agent(s), as the case may be, bears to the aggregate initial offering price of such Notes.

     The relative fault of the Company and the Trust, on one hand, and the Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on one hand, or by the Agent(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4 were determined by pro rata allocation (even if the Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 6.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this SECTION 6.4, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price, at which the Notes underwritten by such Agent and distributed to the public, were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Trust by two or more Agent(s) as principal, the respective obligations of such Agent(s) to contribute pursuant to this
SECTION 6.4 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Trust.

     For purposes of this SECTION 6.4, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of the Company or Trust, as applicable, and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or Trust, as applicable.

                                   SECTION 7.

                                   TERMINATION

          7.1 TERMINATION OF AGREEMENT TO PURCHASE NOTES AS PRINCIPAL. The Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) may terminate any agreement by such Agent(s) (and any other Agent(s), in the case of a syndicated issue) to purchase Notes immediately upon written notice to the Trust and the Company, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the time of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of (1) the Company and its subsidiaries considered as one enterprise, or (2) the Trust, in each case, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or major escalation of existing hostilities or other calamity or crisis or any similar major change or event (including, without limitation, an act of terrorism) involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgement of the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of The Hartford Financial Services Group, Inc. (the "CORPORATION"), the Company, or Trust has been suspended or materially limited by the Commission or The New York Stock Exchange, or if trading generally on The New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent(s) (or bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iv) a banking moratorium has been declared by either Federal or New York authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent(s) (or bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes or (v) the rating assigned by any nationally recognized statistical rating organization to the Program, any notes issued pursuant to the Registration Statement or any debt securities (including the Notes) of the Trust or any securities or the financial strength of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program, any notes issued pursuant to the Registration Statement or any such debt securities (including the Notes) of the Trust or any securities or the financial strength of the Company.

          7.2 GENERAL. In the event of any termination under SECTION 7.1 above, neither party will have any liability to the other party hereto, except that the covenant set forth in SECTION 2.3.7 hereof, the indemnity and contribution agreements set forth in SECTION 6 hereof, the provisions of SECTION 9 and SECTION 10 hereof and the provisions of SECTION 11 hereof shall remain in effect.

                                   SECTION 8.

                                     NOTICES

          Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or if by telephone, promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), or registered mail to such Agent at its address or facsimile number set forth in this Distribution Agreement and if to the Company or the Trust shall be sufficient in all respects if delivered or sent by facsimile transmission (confirmed in writing) or registered mail to the Company or the Trust at the applicable address specified below. All such notices shall be effective on receipt.

IF TO THE COMPANY:

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06070
Or, if by U.S. Mail, to:
PO Box 2999
Hartford Connecticut, 06102
Attn: Ken A. McCullum,
Vice President and Actuary
Telephone: 860-843-3169
Facsimile: 860-843-5775

     WITH A COPY TO:

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06070
Or, if by U.S. Mail, to:
PO Box 2999
Hartford Connecticut, 06102
Attn: Christine H. Repasy,
General Counsel
Telephone: 860-843-3560
Facsimile: 860-843-8665

IF TO THE TRUST:

Hartford Life Global Funding (followed by the number of the Trust designated in the Distribution Agreement)
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attn: Corporate Trust Administration
Telephone: (302) 636-4140

     AND:

Hartford Life Global Funding (followed by the number of the Trust designated in the Distribution Agreement)
c/o AMACAR Pacific Corporation
6525 Morrison Blvd, Suite 318
Charlotte, North Carolina 28211
Attn: Douglas Johnson, President
Telephone: 704-365-0569
Facsimile: 704-365-1632

IF TO THE PURCHASING AGENT:

Bear Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attn: Frank "Chip" Gillis
Telephone: (212) 272-2244
Facsimile: (212) 272-0543

     WITH A COPY TO:

Bear Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attn: Peter Cooke
Telephone: (212) 272-3352
Facsimile: (212) 272-2619

IF TO THE AGENTS:

To each Agent at the address specified in ANNEX I or as otherwise indicated in the Distribution Agreement or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this SECTION 8.

                                   SECTION 9.

                                     PARTIES

          This Distribution Agreement shall be binding upon the Agent(s), the Trust and the Company, and inure solely to the benefit of the Agent(s), the Trust and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Distribution Agreement.

                                   SECTION 10.

                                  GOVERNING LAW

          PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS DISTRIBUTION AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SECTION 11.

                                FEES AND EXPENSES

          11.1 COMPANY LIABILITY FOR PROGRAM EXPENSES. The Company will pay the expenses of the Program, either directly, pursuant to this Distribution Agreement (including through the performance of the obligations of the Company and the Trust), or through one or more Expense and Indemnity Agreements (as defined in the Indenture), including the following:

                 (i) the preparation, filing, printing and delivery of the Registration Statement and any amendments and supplements thereto;

                 (ii) fees and expenses relating to the issuance of Notes and the cost of obtaining CUSIP or other identification numbers for the Notes;

                 (iii) the fees and certain other disbursements of the Delaware Trustee, the Administrator, the Indenture Trustee and other Trust service providers;

                 (iv) the fees charged by the nationally recognized statistical rating organizations selected for the rating of the Program and the Notes; and

                 (v) the fees and expenses incurred in connection with any listing of Notes on a securities exchange.

          11.2 EXPENSES OF AGENTS. The Company shall agree to pay or reimburse an Agent for certain expenses such Agent may incur in connection with the Program. Such expenses shall be paid or reimbursed only to the extent described in this Distribution Agreement or other written agreement between the Company and such Agent. Each Agent agrees that, except as provided in this Distribution Agreement or other written agreement, each Agent is responsible for its own expenses.

          11.3 OBLIGATIONS OF TRUST LIMITED. The Trust shall have no obligation to pay or reimburse any Agent for any expenses such Agent incurs in connection with this Distribution Agreement or the Program.

          11.4 REIMBURSEMENT AFTER TERMINATION. In the event that the proposed offering of Notes is not completed pursuant to SECTION 7.1, the Company will reimburse the Agent(s) for the expenses set forth in this Distribution Agreement and any other written agreement between the Company and such Agent(s).

                                   SECTION 12.

                                  MISCELLANEOUS

          12.1 POWER OF ATTORNEY. If this Distribution Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Distribution Agreement such person has no notice of revocation of the power of attorney by which he has executed this Distribution Agreement as such attorney.

          12.2 COUNTERPARTS. This Distribution Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

          12.3 AMENDMENT. This Distribution Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company, the Trust, and the Agent(s).

          12.4 LIMITATION OF DELAWARE TRUSTEE LIABILITY. Notwithstanding any provision hereof to the contrary, it is expressly understood and agreed by the parties that (a) this Distribution Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Delaware Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Distribution Agreement or any other related documents.

                      LIST OF EXHIBITS, SCHEDULES AND ANNEX

EXHIBITS

Exhibit A    Form of Master Selected Dealer Agreement
Exhibit B    Opinion of Internal Counsel for the Company
Exhibit C    Opinion of Counsel for the Company Concerning Connecticut Insolvency Law
Exhibit D    Opinion of Agent Approved Counsel Concerning Federal Securities Law
Exhibit E    Opinion of Agent Approved Counsel Concerning New York Law
Exhibit F    Opinion of Agent Approved Counsel Concerning New York Security Interests
Exhibit G    Opinion of Agent Approved Counsel Concerning Tax
Exhibit H    Memorandum of Agent Approved Counsel Concerning Insurance
Exhibit I    Opinion of Agent Approved Counsel Concerning Insurance
Exhibit J    Opinion of Counsel for the Trust
Exhibit K    Opinion of Counsel for the Delaware Trustee
Exhibit L    Opinion of Counsel for the Trust Concerning Delaware Security Interests
Exhibit M    Opinion of Counsel for the Administrator
Exhibit N    Opinion of Counsel for the Indenture Trustee
Exhibit O    Negative Assurance of Company Approved Counsel
Exhibit P    Negative Assurance of Agent Approved Counsel
Exhibit Q    Comfort Letter from Accountants to the Company

SCHEDULES
Schedule 1   Discount Determination for Purchasing Agent (Retail Notes)
Schedule 2   Discount Determination for Agents (Institutional Notes)

ANNEX
Annex I      Notice Information of Agents